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                                                                EXHIBIT 10.15

                        TRANSACTION CONSULTING AGREEMENT

        THIS TRANSACTION CONSULTING AGREEMENT (the "Agreement") is entered into by and between CTB Holdings, Inc., a Delaware corporation (the "Company"), and American Securities Capital Partners, L.P., a Delaware limited partnership (the "Consultant"), dated and effective as of April 30, 1997.

        WHEREAS, the Company desires to have access to the Consultant's expertise and to obtain assistance and advice from the Consultant with regard to the potential initial public offering of the common stock of the Company; and

        WHEREAS, the Company and the Consultant agree that it is in their respective interests to enter into this Agreement whereby, for the consideration specified herein, the Consultant shall provide the aforesaid services as an independent consultant to the Company.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Company and the Consultant agree as follows:

        1. Retention of Consultant. The Company hereby retains the Consultant, and the Consultant accepts such retention, upon the terms and conditions set forth in this Agreement.

        2. Consulting Services. The Consultant shall advise and assist the Company with regard to the development, promotion, negotiation, structure, drafting of registration statements and related documents and any other matters related to or necessary for the proposed initial public offering of the Company's common stock. The Consultant shall devote such time and effort as it determines in its reasonable discretion to be necessary to complete such services. Such consulting services shall, in Consultant's reasonable discretion, be rendered in person or by telephone or other communication. The Consultant shall be free of domination or control by the Company over the manner and time of rendering its services hereunder, and the Company shall have no right to dictate or direct the details of the services rendered hereunder. The Consultant shall perform all such services as an independent contractor to the Company. The Consultant is not an employee, agent or representative of the Company and has no authority to act for or to bind the Company without the Company's prior written consent.

        3. Compensation. As consideration for the Consultant's agreement to render the consulting services set forth in Section 2 of this Agreement the Company shall pay the Consultant the following fee:

                (a) one-half of one percent (0.5%) of the gross proceeds received from an initial public offering of the Company's common stock, before deduction of underwriters' fees and other transaction costs, payable on the closing date of the offering, but after the closing, or on such later date as may be agreed to in writing by the parties.


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        4.      Non-Duplication.  The Company and the Consultant expressly acknowledge and agree that all services and any resulting fees provided under this Agreement are in addition to, and not a duplication of, any services or fees provided for under the Management Consulting Agreement between the Company and the Consultant dated January 4, 1996, and nothing herein is intended to or shall diminish or adversely affect any fees payable under such Management Consulting Agreement nor the services to be provided by Consultant thereunder.

        5. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, or sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

                if to the Consultant:

                American Securities Capital Partners, L.P.
                122 East 42nd Street
                Suite 2400
                New York, New York 10168
                Attention: Mr. Michael G. Fisch
                Telecopier: (212) 697-5524
                Telephone: (212) 476-8051

                if to the Company:

                CTB Holdings, Inc.
                c/o CTB, Inc.
                State Road 15 North
                Post Office Box 2000
                Milford, Indiana 46542-2000
                Attention: J. Christopher Chocola
                Telecopier: (219) 658-4171
                Telephone: (219) 658-4101

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and
(d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

        6. Benefits of Agreement. This Agreement shall bind and inure to the benefit of any successors to or assigns of the Company and the Consultant; provided, however, that this Agreement may not be assigned by either party hereto without the prior written consent of the other party.


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        7.  Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Indiana (without giving effect to principles of conflicts of laws).

        8. Headings. Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

        9. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to its subject matter and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

        10. Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

        11. Facsimile Binding. The parties agree that an executed facsimile copy of this Agreement shall be deemed an original, and, therefore, shall be binding upon the parties.

        12. Waivers. Any party of this Agreement may, be written notice to the other party, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.


        IN WITNESS WHEREOF, the parties have duly executed this Transaction Consulting Agreement as of the date first above written.

                                        CTB HOLDINGS, INC.


                                        By: /s/ J. Christopher Chocola
                                            ---------------------------------
                                            Name:  J. Christopher Chocola
                                            Title: President


                                        AMERICAN SECURITIES CAPITAL
                                        PARTNERS, L.P.

                                                By its General Partner
                                                AMERICAN SECURITIES CAPITAL
                                                PARTNER GP CORP.


                                        By: /s/ Michael G. Fisch
                                            ---------------------------------
                                            Name:  Michael G. Fisch
                                            Title:


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